                            press information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	April 25, 2014		716-687-4225

MOOG REPORTS INCREASED SALES AND
EARNINGS PER SHARE

East Aurora, NY - Moog Inc. (NYSE: MOG.A and MOG.B) today announced second quarter net earnings of $38 million and earnings per share of $.82, a 3% increase over last year. Total sales of $650 million were up 1% from a year ago.

Total Aircraft Controls sales in the quarter were $275 million, up 6%. The Company’s commercial OEM sales were $99 million, 17% higher, including $58 million in sales to Boeing and $17 million in Airbus sales. Commercial aftermarket sales of $35 million were up 19% on initial provisioning spares for the 787 program.

Military aircraft sales were down 3% to $141 million. F-35 Joint Strike Fighter production revenues were higher but offset by lower revenues for other fighter and helicopter programs including Light Combat Aircraft, Black Hawk and the
V-22 tilt rotor aircraft. Military aftermarket sales were down 4% to $59 million.

Space and Defense segment sales, at $95 million, were 10% lower than a year ago. Products sold for satellite and launch vehicles were $52 million, down 16%. Defense sector sales for ground vehicles were lower but were offset by stronger sales of security products, which increased 10%.

The Company’s Industrial Systems segment had sales of $151 million, an increase of $7 million, or 5%. Sales of controls for industrial automation applications were $9 million higher, at $80 million. Sales of energy controls totaled $39 million and included a $3 million increase in sales of wind energy pitch controls. Simulation and test products, including motion bases for flight training simulators, were down $4 million as major simulation customers adjusted their inventories.

Sales for the Components Group of $101 million were $2 million higher than last year’s second quarter. Sales of industrial products were stronger due to the Aspen Motion Control acquisition completed a year ago. Aerospace and defense sales were down 11% while medical and energy sales were unchanged.

The Medical Devices segment had sales of $27 million, down $8 million year over year, the result of the June 2013 Ethox Buffalo sale as well as recent inventory adjustments for pumps and sets at a distribution partner.

The Company’s twelve month backlog is $1.4 billion.

The Company also updated its projections for 2014 to include sales for the year at $2.64 billion, net earnings of $169 million and earnings per share of $3.65.

"This was a good news quarter with earnings coming in ahead of plan and healthy cash flow," said John Scannell, Chairman and CEO. ”We are anticipating margins will improve in the second half on slightly higher sales and an improving mix."

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the Company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of Boeing as a customer or a significant reduction in sales to Boeing could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•	significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and could otherwise adversely affect our business;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
NET SALES	$649,878	$643,023	$1,293,263	$1,263,826
COST OF SALES	453,060	445,600	897,136	873,703
GROSS PROFIT	196,818	197,423	396,127	390,123
Research and development	37,225	38,113	72,980	70,441
Selling, general and administrative	104,832	100,795	204,733	205,870
Interest	2,444	6,442	7,573	15,038
Restructuring	—	2,201	—	2,201
Other	(1,294)	(88)	10,373	(2,458)
EARNINGS BEFORE INCOME TAXES	53,611	49,960	100,468	99,031
INCOME TAXES	15,886	13,433	30,646	28,386
NET EARNINGS	$37,725	$36,527	$69,822	$70,645

NET EARNINGS PER SHARE
Basic	$0.83	$0.81	$1.54	$1.56
Diluted	$0.82	$0.80	$1.52	$1.54

AVERAGE COMMON SHARES OUTSTANDING
Basic	45,377,465	45,333,612	45,381,058	45,343,312
Diluted	45,945,398	45,825,626	45,977,716	45,766,798

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	March 29, 2014	March 30, 2013	March 29, 2014	March 30, 2013
Net sales:
Aircraft Controls	$274,810	$258,860	$540,226	$511,141
Space and Defense Controls	95,305	105,688	194,755	192,153
Industrial Systems	151,198	144,201	295,277	292,177
Components	101,160	98,804	203,845	198,079
Medical Devices	27,405	35,470	59,160	70,276
Net sales	$649,878	$643,023	$1,293,263	$1,263,826
Operating profit and margins:
Aircraft Controls	$25,867	$31,518	$57,638	$62,593
	9.4%	12.2%	10.7%	12.2%
Space and Defense Controls	9,006	7,671	16,859	15,899
	9.4%	7.3%	8.7%	8.3%
Industrial Systems	14,899	7,837	27,185	16,884
	9.9%	5.4%	9.2%	5.8%
Components	13,546	15,342	29,735	34,188
	13.4%	15.5%	14.6%	17.3%
Medical Devices	1,377	1,306	5,005	2,908
	5.0%	3.7%	8.5%	4.1%
Total operating profit	64,695	63,674	136,422	132,472
	10.0%	9.9%	10.5%	10.5%
Deductions from operating profit:
Interest expense	2,444	6,442	7,573	15,038
Equity-based compensation expense	1,218	833	4,992	4,724
Corporate expenses and other	7,422	6,439	23,389	13,679
Earnings before income taxes	$53,611	$49,960	$100,468	$99,031

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 29, 2014	September 28, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$195,644	$157,090
Receivables	793,349	811,376
Inventories	553,871	551,674
Other current assets	130,007	127,235
TOTAL CURRENT ASSETS	1,672,871	1,647,375
PROPERTY, PLANT AND EQUIPMENT	560,367	562,363
GOODWILL	766,811	766,924
INTANGIBLE ASSETS	195,653	208,756
OTHER ASSETS	53,203	51,677
TOTAL ASSETS	$3,248,905	$3,237,095
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term borrowings	$109,609	$105,088
Current installments of long-term debt	5,362	3,382
Accounts payable	169,913	181,893
Customer advances	137,186	145,854
Contract loss reserves	34,528	44,228
Other accrued liabilities	248,408	242,785
TOTAL CURRENT LIABILITIES	705,006	723,230
LONG-TERM DEBT	591,030	600,687
OTHER LONG-TERM LIABILITIES	359,653	377,413
TOTAL LIABILITIES	1,655,689	1,701,330
SHAREHOLDERS' EQUITY	1,593,216	1,535,765
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,248,905	$3,237,095